Exhibit 10.3

Outlook Therapeutics, Inc.

Note Amendment

This Note Amendment (this “Amendment”), dated November 16, 2021 (the “Effective Date”), is made with respect to that certain Promissory Note dated November 4, 2020 in the original principal amount of $10,220,000.00 (the “Note”) issued to Streeterville Capital, LLC, a Utah limited liability company (“Lender”), pursuant to that certain Note Purchase Agreement, dated as of November 4, 2020 (as amended, the “NPA”), and is entered into by and between Outlook Therapeutics, Inc., a Delaware corporation (“Borrower”), and Lender. Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the respective meanings ascribed to them in the NPA and the Note.

Recitals

A.            Borrower and Lender desire to extend the maturity date of the Note (the “Extension”) and make certain additional changes thereto as set forth in this Amendment.

B.            Section 8 of the Note provides that any provision of the Note may be amended only by the written agreement of Borrower and Lender.

C.            As of the Effective Date, the outstanding principal balance of the Note is $10,220,000.00 and the accrued and unpaid interest on the Note is $832,667.04 (in each of the foregoing instances, excluding application of the Extension Fee (as defined below)).

Agreement

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             This Amendment will be effective as of the Effective Date provided that each of Lender and Borrower have executed and delivered a counterpart to this Amendment.

2.             The Note is hereby amended as follows:

(a)               The first paragraph of the Note is hereby amended and restated as follows:

“FOR VALUE RECEIVED, Outlook Therapeutics, Inc., a Delaware corporation (“Borrower”), promises to pay to Streeterville Capital, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $10,220,000.00 and any interest, fees, charges, and late fees accrued hereunder on January 1, 2023 (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of seven and one half percent (7.5%) per annum from the Purchase Price Date until December 31, 2021 and thereafter at the rate of ten percent (10%) per annum until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Promissory Note (this “Note”) is issued and made effective as of November 4, 2020 (the “Effective Date”). This Note is issued pursuant to that certain Note Purchase Agreement dated November 4, 2020, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.”

(b)            The following is hereby added to the end of Section 1.2 of the Note:

“Beginning on July 1, 2022 and thereafter, Borrower must provide Lender ten (10) days’ prior written notice before making any prepayment of this Note. Lender shall have the right to exercise its redemption right pursuant to Section 1.3 below during such 10-day period. Borrower may not submit a prepayment notice to Lender if it has received a redemption notice pursuant to Section 1.3 and has not delivered the applicable Redemption Shares (as defined below).”

(c)            The following is hereby added as a new Section 1.3 of the Note:

“1.3 Redemption Right. Subject to the following provisions, at any time on or after July 1, 2022, Lender shall have the right, at Lender’s option, to redeem all or any portion of the outstanding principal amount of this Note and all accrued and unpaid interest on this Note up to $2,000,000 per calendar month (the “Maximum Monthly Redemption Amount”), for shares of Borrower’s common stock, par value $0.01 per share (the “Common Stock” and such shares of Common Stock, “Redemption Shares”), at a redemption price equal to 75% of the lowest closing bid price of the Common Stock on its primary trading market in the three (3) trading days immediately preceding the date Lender delivers written notice of such intent to Borrower. Borrower shall deliver (via DWAC) all shares of Common Stock issuable to Lender within three (3) trading days of Lender’s delivery of such written notice to Borrower. Notwithstanding the foregoing, the Maximum Monthly Redemption Amount shall not apply to redemptions following Lender’s receipt of a prepayment notice from Borrower. Failure to timely deliver Redemption Shares will be considered an Event of Default (as defined below) hereunder.”

(d)            The following is hereby added as a new Section 1.4 of the Note:

“1.4 Ownership Limitation. Notwithstanding anything to the contrary contained in this Note, Lender shall not effect any redemption of this Note to the extent that after giving effect thereto, such redemption would cause Lender (together with its affiliates) to beneficially own a number of shares of Common Stock exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.”

3.            In consideration of Lender’s grant of the Extension, its fees incurred in preparing this Amendment and other accommodations set forth herein, Borrower agrees to pay to Lender an extension fee in the amount of $552,633.35 (the “Extension Fee”). The Extension Fee is hereby added to the outstanding balance of the Note as of the date of this Amendment. Lender and Borrower further agree that the Extension Fee is deemed to be fully earned as of the date hereof, is nonrefundable under any circumstance, and that the Extension Fee tacks back to the date of the issuance of the Note for Rule 144 purposes. Borrower represents and warrants to the undersigned Lender that the current outstanding balance of the Note, including all accrued and unpaid interest on the Note as well as the application of the Extension Fee, is $11,605,300.39.

4.             All other terms and conditions of the Note will be unaffected hereby and remain in full force and effect. A copy of this Amendment may be attached to the Note as an allonge thereto and shall be deemed to be an amendment to the Note.

5.             Upon giving effect to this Amendment, each reference in the NPA or the Note to “this Note” or words of similar import referring to the Note shall be and mean, in each case, a reference to the Note as amended by this Amendment.

6.             Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Amendment.

7.             This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law provisions. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Amendment and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AMENDMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

8.             This Amendment may only be amended, waived, supplemented or otherwise varied by a document, in writing, of even or subsequent date of this Amendment, executed by Borrower and Lender.

9.            The provisions of this Amendment shall inure to the benefit of, and be binding upon, the parties to this Amendment and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

10.           This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies or copies in “.pdf” format of signed signature pages will be deemed binding originals.

[Signatures Follow]

The parties have executed this Note Amendment as of the date first above written.

Borrower:

Outlook Therapeutics, Inc.

By:	/s/ Lawrrence A. Kenyon
Name: Lawrence A. Kenyon
Title: Chief Financial Officer

[Note Amendment Signature Page]

The parties have executed this Note Amendment as of the date first above written.

Lender:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

[Note Amendment Signature Page]